EXHIBIT 21

3M COMPANY
AND CONSOLIDATED SUBSIDIARIES (PARENT AND SUBSIDIARIES)
AS OF December 31, 2003

Name of Company	Organized Under Laws of	Percentage of Voting Securities Beneficially Owned by Registrant

Registrant
3M Company	Delaware
Consolidated subsidiaries of the Registrant:
Dyneon LLC	Delaware	100
3M Financial Management Company	Delaware	100
3M Innovative Properties Company	Delaware	100
3M Investment Management Corporation	Delaware	100
3M Unitek Corporation	California	100
3M Touch Systems, Inc.	Massachusetts	100
3M Precision Optics, Inc.	Ohio	100
3M Argentina S.A.C.I.F.I.A.	Argentina	100
3M Australia Pty. Limited	Australia	100
3M Oesterreich GmbH	Austria	100
3M Belgium S.A./N.V.	Belgium	100
Seaside Insurance Limited	Bermuda	100
3M do Brasil Limitada	Brazil	100
3M Canada Company	Canada	100
3M China Limited	China	100
3M Trading Company Wai Gao Qiao	China	100
3M A/S	Denmark	100
Suomen 3M Oy	Finland	100
3M France, S.A.	France	100
3M Sante Laboratory	France	100
Dyneon GmbH	Germany	100
Inter-Unitek GmbH	Germany	100
Quante AG	Germany	99
Quante Holding GmbH	Germany	100
3M Deutschland GmbH	Germany	100
3M ESPE	Germany	100
3M German Holdings GmbH	Germany	100
3M Hong Kong Limited	Hong Kong	100
3M Italia Finanziaria S.p.A.	Italy	100
Sumitomo 3M Limited	Japan	75
3M Health Care Limited	Japan	87.5
3M Korea Limited	Korea	100
3M Mexico, S.A. de C.V.	Mexico	100
Corporate Services B.V.	Netherlands	100
3M Nederland B.V.	Netherlands	100
3M (New Zealand) Limited	New Zealand	100
3M Norge A/S	Norway	100
3M Puerto Rico, Inc.	Puerto Rico	100
3M Singapore Private Limited	Singapore	100
3M Technologies Private Limited	Singapore	100
3M South Africa (Proprietary) Limited	South Africa	100
3M Espana, S.A.	Spain	100
3M Svenska AB	Sweden	100
3M (East) A.G.	Switzerland	100
3M (Schweiz) A.G.	Switzerland	100
3M Taiwan Limited	Taiwan	100
3M Thailand Limited	Thailand	100
3M Gulf Ltd.	United Arab Emirates	100
3M United Kingdom Holdings P.L.C.	United Kingdom	100
3M Venezuela, S.A.	Venezuela	100

NOTE: Subsidiary companies excluded from the above listing, if considered in the aggregate, would not constitute a significant subsidiary.